UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2012

DAIS ANALYTIC CORPORATION
(Exact name of registrant as specified in its charter)

New York	000-53554	14-760865
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

11552 Prosperous Drive
Odessa, Florida 33556
(Address of Principal Executive Offices)(Zip Code)

(727) 375-8484
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Copies to:

Peter DiChiara, Esq.
SICHENZIA ROSS FRIEDMAN FERENCE LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700
Facsimile: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 17, 2012, Dais Analytic Corporation (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with an investor, Green Valley International Investment Management Company Limited (the “Investor”) pursuant to which the Company will offer up to $7.0 million of the Company’s common stock, $0.01 par value per share (the “Common Stock”), and warrants (the “Warrants”) to purchase up to 17,500,000 shares of Common Stock (such offer being the “Offering”).

The Company will issue the Common Stock and Warrants in three tranches. Upon the receipt of the funds for the first tranche on or about October 26, 2012, the Company will issue $2.0 million of newly issued Common Stock for $0.10 per share and receive warrants for 5,000,000 Warrants.  Upon the receipt of the funds for the second tranche on or about November 20, 2012, the Company will issue $2.0 million of newly issued Common Stock for $0.10 per share and receive warrants for 5,000,000 Warrants.  Upon the receipt of the funds for the third tranche on or about December 28, 2012, the Company will issue $3.0 million of newly issued Common Stock for $0.10 per share and receive warrants for 7,500,000 Warrants.

The Warrants are exercisable for 60 months beginning on the date of their issuance. The warrants have an exercise price of $0.30, and are subject to standard anti-dilution adjustments for stock splits and other subdivisions.

Pursuant to terms of the Offering, officers of the Company and the Investor have signed lock-up agreements restricting the sale of Common Stock.  The Investor does not have any registration rights with respect to the Common Stock or Warrants.  No underwriter or placement agent was used in the sale of the Common Stock or Warrants.

The SPA, with the Form of Warrant, is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents attached hereto, which are incorporated herein by reference.

On October 22, 2012 (with an effective date of October 15, 2012), the Company extended the term of its Secured Convertible Promissory Note and Patent Security Agreement (collectively, the “Financing Agreements”) issued to an investor (“Investor”) on July 13, 2012.  Pursuant to the terms and subject to the conditions set forth in the Financing Agreements, the Investor provided a loan in the amount of $2,000,000 (“Loan”) to the Company, which is secured by all current and future patents, patent applications and similar protections of the Company and all rents, royalties, license fees and “accounts” with respect to such intellectual property assets.  The Loan was originally due on October 15, 2012 but has been extended to October 26, 2012.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

10.1	Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dais Analytic Corporation

Dated: October 23, 2012	By:	/s/ Timothy N. Tangredi
Timothy N. Tangredi
Chief Executive Officer and President